UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2023

PARTS iD, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38296	81-3674868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Drive

Suite C

Cranbury, New Jersey 08512

(Address of Principal Executive Offices, including Zip Code)

(609) 642-4700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Class A Common Stock	ID	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on December 26, 2023, PARTS iD, Inc. (the “Company”) and its subsidiary, PARTS iD, LLC, a Delaware limited liability company (collectively, the “Debtors”) filed voluntary petitions (the “Bankruptcy Petitions”) under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Chapter 11 Cases”).

On December 26, 2023, 2023, the Company received written notice (the “Delisting Notice”) from the staff of NYSE Regulation, Inc. (“NYSE Regulation”) notifying the Company that, in light of the Bankruptcy Petitions, the NYSE Regulation has determined that the Company’s Class A common stock (the “Securities”) is no longer suitable for listing and will commence delisting proceedings pursuant to Section 1003(c)(iii) of the NYSE American Company Guide.

The Company may appeal the determination pursuant to Part 12 of the NYSE American Company Guide within seven calendar days of the Delisting Notice. However, the Company does not intend to appeal this determination, and, therefore, it is expected that the Securities will be delisted.

Trading of the Securities are expected to be suspended and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Securities from listing and registration on the NYSE American LLC (the “NYSE American”). As a result, the Securities are expected to begin trading on the over-the-counter market following such suspension of trading on the NYSE American.

Item 8.01 Other Events.

On December 29, 2023, in accordance with the NYSE American’s procedures, the Company issued a press release discussing the matters disclosed in Item 3.01 above. A copy of the press release is included herewith as Exhibit 99.1, which is incorporated by reference into this Item 8.01.

Cautionary Information Regarding Trading in the Company’s Securities

The Company’s securityholders are cautioned that trading in the Company’s Securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s Securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 Cases. The Company expects that holders of shares of the Company’s Securities could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its Securities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1	PARTS iD, Inc. News Release dated January 2, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PARTS ID, INC.

Date: January 2, 2024	By:	/s/ Lev Peker
		Name:	Lev Peker
		Title:	Chief Executive Officer

2